EXHIBIT 5
           [Letterhead of Taft, Stettinius & Hollister]



                       December 6, 1996


    Cinergy Corp.
    139 East Fourth Street
    Cincinnati, Ohio 45202

    Dear Sirs:

        We have acted as counsel to Cinergy Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") of 7,000,000 shares (the "Securities") of common stock of the par value of $.01 each of the Company to be offered under the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan (the "Plan") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company, agreements and other instruments, certificates of public officials and officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinion hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as copies and the accuracy of the statements contained in certificates. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

        Based upon and subject to the foregoing and having regard to legal considerations that we deem relevant, we are of the opinion that the Securities to be issued under the Plan have been duly authorized, and, when issued by the Company as provided under and in accordance with the Plan and the terms of the order of the Commission under the Public Utility Holding Company Act of 1935, as amended, will be validly issued, fully paid and nonassessable.

        We consent to the reference to our firm under the caption
    "Interests of Named Experts and Counsel" in the Registration
    Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ TAFT, STETTINIUS & HOLLISTER

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